UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 3, 2008

Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

309 North Fifth Street
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 3, 2008, Supertel Hospitality, Inc. (the “Company”) entered into an Amended and Restated Loan Agreement (the “Agreement”) with Great Western Bank (the “Lender”) to amend various terms of the Loan Agreement dated January 13, 2005 by and between the Company and the Lender, as amended. The aggregate principal amount of loans available to the Company under the Agreement is $46 million, consisting of a $20 million revolving credit facility, a $14 million term loan facility, a $10 million term loan facility and a $2 million short-term line of credit. The $10 million term loan facility is not currently outstanding, but is available to the Company on or before May 10, 2009 to refinance other indebtedness secured by hotels. The loans available to the Company through the revolving credit facility and term loan facilities may not exceed the lesser of (a) an amount equal to 65% of the total appraised value of a collateral portfolio of 23 hotels and (b) an amount that would result in a debt service coverage ratio (as more fully described in the Agreement) of less than 1.5 to 1.

The revolving credit facility requires monthly interest payments, matures on February 22, 2012 and bears interest at prime (subject to a 4.50% floor rate). The term loan facilities require monthly principal and interest payments (based on a 20-year amortization schedule), mature three years after their respective borrowing dates and (a) in the case of the $14 million term loan facility, bears interest at 5.50% and (b) in the case of the $10 million term loan facility, will bear interest at the Company’s option at either 5.50% or prime (subject to a 4.50% floor rate). The short-term line of credit requires payment of all principal and interest within 60 days of the borrowing date and bears interest at prime plus 50 basis points (subject to a 5.00% floor rate).

The loans are secured by first priority deeds of trust or mortgages on 23 hotel properties located in Nebraska, Iowa, Kansas, Missouri, Arkansas, Wisconsin, Kentucky and Georgia. The loans are also secured by the tangible and intangible personal property located at, or used exclusively in connection with, the hotels, including inventory, equipment, fixtures, accounts and general intangibles.

The Agreement contains customary affirmative and negative covenants with which the Company must comply, including reporting requirements, maintaining a deposit relationship with the Lender, making capital expenditures, meeting certain financial ratios, restrictions on granting liens, restrictions on guaranties, restrictions on certain transactions and restrictions on making distributions and paying dividends. The Agreement also contains customary events of default, including payment defaults, breaches of covenants, cross defaults with certain other indebtedness and insolvency / bankruptcy events.

This description of the Agreement is qualified in its entirety by reference to the Agreement attached to this report as Exhibit 10.1 and the press release attached to this report as Exhibit 99.1, each incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this report is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On December 3, 2008, the Board of Directors of the Company elected William C. Latham as a director of the Company. Pursuant to purchase agreements entered into on February 9, 2007, the Company purchased a total of six hotels from Waterloo Hospitality, Inc. and Budget Motels, Inc., entities owned and controlled by Mr. Latham for an aggregate purchase price of $38,600,000, paid in cash, assumption of debt of the entities and the issuance of 863,611 common operating units in Supertel Limited Partnership.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

2.1

Hotel Purchase Agreement, dated February 9, 2007, among Supertel Limited Partnership, Budget Motels, Inc. and Waterloo Hospitality, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated February 9, 2007).

2.2

Hotel Purchase Agreement, dated February 9, 2007, among Supertel Limited Partnership and Budget Motels, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K dated February 9, 2007) and amendment, dated July 31, 2007, among Supertel Limited Partnership, Budget Motels, Inc. and the shareholder of Budget Motels, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K dated July 31, 2007).

10.1	Amended and Restated Loan Agreement dated December 3, 2008 by and between Supertel Hospitality, Inc. and Great Western Bank.
99.1	Press Release dated December 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: December 4, 2008	By:	/s/ Donavon A. Heimes
Name: Donavon A. Heimes
Title: Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit	Description	Page. No.
2.1

Hotel Purchase Agreement, dated February 9, 2007, among Supertel Limited Partnership, Budget Motels, Inc. and Waterloo Hospitality, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated February 9, 2007).

2.2

Hotel Purchase Agreement, dated February 9, 2007, among Supertel Limited Partnership and Budget Motels, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K dated February 9, 2007) and amendment, dated July 31, 2007, among Supertel Limited Partnership, Budget Motels, Inc. and the shareholder of Budget Motels, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K dated July 31, 2007).

10.1	Amended and Restated Loan Agreement dated December 3, 2008 by and between Supertel Hospitality, Inc. and Great Western Bank.
99.1	Press Release dated December 4, 2008